Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Tuesday, January 24, 2006		Director, Investor Relations
408 540-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 540-3931

Netflix Announces Q4 2005 Financial Results

Subscribers – 4.2 million

Churn – 4.0 percent

GAAP Net Income - $ 38.1 million

Income Before Income Taxes - $9.1 million

LOS GATOS, Calif., January 24, 2006 – Netflix (Nasdaq: NFLX) today reported results for the fourth quarter and year ended December 31, 2005.

For the fourth quarter:

•	Subscribers increased 60 percent year-over-year to 4.2 million. Net subscriber additions were a record high for both the quarter and the year.

•	Churn declined to a record low of 4.0 percent.

•	Revenue was $195 million.

•	GAAP net income was $38.1 million, which includes the benefit of realized deferred tax assets of $30.2 million.

•	Income before income taxes was $9.1 million.

•	Non-GAAP net income was $41.4 million. Non-GAAP net income before realized deferred tax assets was $11.3 million.

“2005 was another year of solid achievement and continued momentum,” said Reed Hastings, Netflix co-founder and chief executive officer. “We generated rapid subscriber growth, made the best customer experience even better, ended the year with the lowest churn in our history, and delivered both rapid growth and strong earnings.

“We enter 2006 confident we can reach our goal of 20 million subscribers within the 2010 to 2012 time frame while delivering $50 million to $60 million in pretax income this year and 50 percent year-over-year earnings growth for the next three to four years after that.”

Fourth-Quarter and Fiscal-Year 2005 Financial Highlights

Revenue for the fourth quarter of 2005 was a record $195.0 million, representing 36 percent year-over-year growth from $143.9 million for the fourth quarter of 2004, and 12 percent quarter-over-quarter growth from $174.3 million for the third quarter of 2005. Revenue for fiscal 2005 was $688.0 million, up 36 percent from $506.2 million for fiscal 2004.

GAAP net income for the fourth quarter of 2005 was $38.1 million, or $0.57 per diluted share, compared to GAAP net income of $5.6 million, or $0.09 per diluted share, for the fourth quarter of 2004 and GAAP net income of $6.9 million, or $0.11 per diluted share, for the third quarter of 2005.

GAAP net income for the fourth quarter included a benefit of the realized deferred tax assets of $30.2 million, or approximately $0.45 per diluted share, related to the recognition of the Company’s deferred tax assets. The Company had previously discussed its expectation to realize these deferred tax assets in the near future. The Company has concluded, pursuant to Statement of Financial Accounting Standards No. 109, that the deferred tax assets are more likely than not to be realized.

GAAP net income for fiscal 2005 was $41.9 million, or $0.64 per diluted share, compared to GAAP net income of $21.6 million, or $0.33 per diluted share, for fiscal 2004.

GAAP net income for fiscal 2005 included a benefit of the realized deferred tax assets of $30.2 million, or approximately $0.46 per diluted share, related to the recognition of the Company’s deferred tax assets.

Non-GAAP net income was $41.4 million, or $0.62 per diluted share, for the fourth quarter of 2005, compared to non-GAAP net income of $9.9 million, or $0.16 per diluted share, for the fourth quarter of 2004 and non-GAAP net income of $10.2 million, or $0.16 per diluted share, for the third quarter of 2005. Excluding the benefit of the realized deferred tax assets in the quarter, non-GAAP net income was $11.3 million, or $0.17 per diluted share.

Non-GAAP net income was $56.3 million, or $0.86 per diluted share, for fiscal 2005 compared to non-GAAP net income of $38.2 million, or $0.59 per diluted share for fiscal 2004. Excluding the benefit of the realized deferred tax assets, non-GAAP net income for fiscal 2005 was $26.1 million, or $0.40 per diluted share.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense.

Gross margin for the fourth quarter of 2005 was 47.1 percent, compared to 45.5 percent for the fourth quarter of 2004 and 43.2 percent for the third quarter of 2005.

Free cash flow1 for the fourth quarter of 2005 was $24.3 million, compared to $5.4 million in the fourth quarter of 2004 and $7.0 million for the third quarter of 2005. Free cash flow for fiscal 2005 was $24.3 million as compared to $34.8 million in fiscal 2004.

Cash provided by operating activities for the fourth quarter of 2005 was $63.7 million, compared to $32.5 million for the fourth quarter of 2004 and $33.3 million for the third quarter of 2005. Cash provided by operating activities for fiscal 2005 was $163.0 million, compared to $147.6 million for fiscal 2004.

Subscriber acquisition cost2 for the fourth quarter of 2005 was $40.65 per gross subscriber addition, compared to $34.643 for the same period of 2004 and $35.69 for the third quarter of 2005. SAC for fiscal 2005 was $38.08 per gross subscriber addition compared to $35.394 for fiscal 2004.

Churn5 for the fourth quarter of 2005 was 4.0 percent, compared to 4.4 percent for the fourth quarter of 2004 and 4.3 percent for the third quarter of 2005. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

[1]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.
[2]	Subscriber acquisition cost is defined as the total marketing expense on the Company’s Statement of Operations divided by total gross subscriber additions during the quarter.
[3]	SAC in the fourth quarter of 2004 excludes costs associated with international operations. Consolidated SAC was $36.18 for the fourth quarter of 2004.
[4]	SAC for fiscal 2004 excludes costs associated with international operations. Consolidated SAC was $36.09 for the fiscal 2004.

Subscribers. Netflix ended the fourth quarter of 2005 with approximately 4,179,000 total subscribers, representing 60 percent year-over-year growth from 2,610,000 total subscribers at the end of the fourth quarter of 2004 and 16 percent sequential growth from 3,592,000 subscribers at the end of the third quarter of 2005. Net subscriber additions in the quarter were 587,000, compared to 381,000 for the same period of 2004 and 396,000 for the third quarter of 2005.

During the quarter Netflix acquired 1,156,000 gross subscriber additions, representing 48 percent year-over-year growth from 783,000 gross subscriber additions acquired in the fourth quarter of 2004 and 26 percent quarter-over-quarter growth from 921,000 gross subscriber additions acquired in the third quarter of 2005.

Of the 4,179,000 total subscribers at quarter end, 96 percent, or 4,026,000, were paid subscribers. The other 4 percent, or 153,000, were free subscribers. Paid subscribers represented 95 percent of total subscribers at the end of the fourth quarter of 2004 and the third quarter of 2005.

Business Outlook

The Company’s performance expectations for the first quarter of 2006 and full-year 2006 are as follows:

First-Quarter 2006

•	Ending subscribers of 4.6 million to 4.85 million

•	Revenue of $219 million to $224 million

•	GAAP net income (loss) of ($1.5) million to $2.5 million

Full-Year 2006

•	Ending subscribers of at least 5.9 million, up from at least 5.65 million

•	Revenue of at least $960 million, up from at least $940 million

•	Pretax income of $50 million to $60 million[6]

•	GAAP net income of $29.5 million to $35.4 million

Float and Trading Plans

The Company estimates the public float at approximately 46,802,948 shares as of December 31, 2005, down slightly from 46,874,645 shares as of September 30, 2005, based on registered shares held in street name with the Depository Trust and Clearing Corporation. No outstanding shares are subject to a lock-up agreement of any kind. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 5:00 p.m. Pacific Time on January 24, 2006 through January 30, 2006. To listen to a replay, call (719) 457-0820, access code 7417955.

[5]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.
[6]	Pretax income is defined as income before income taxes as shown on the Company’s Statement of Operations, which line item includes stock based compensation expense.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting, and, where specified, excludes the benefit of the realized tax assets. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than four million subscribers access to over 55,000 DVD titles. Under the company’s most popular program, for $17.99 a month, Netflix subscribers rent as many DVDs as they want and keep them as long as they want, with three movies out at a time. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by the USPS from regional shipping centers located throughout the United States. Netflix can reach more than 90 percent of its subscribers with generally one business-day delivery. Netflix offers personalized movie recommendations to its members and has more than 1 billion movie ratings. Netflix also allows members to share and recommend movies to one another through its FriendsSM feature. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue and GAAP net income for the first quarter of 2006 as well as subscriber growth, revenue, pre-tax income and GAAP net income for the full-year 2006. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular, managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing, availability and effectiveness related to our advertising; fluctuations in consumer usage of our service, customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2004	September 30, 2005	December 31, 2005	December 31, 2004	December 31, 2005
Revenues:
Subscription	$140,664	$172,740	$192,566	$500,611	$681,779
Sales	3,229	1,577	2,474	5,617	6,215

Total revenues	143,893	174,317	195,040	506,228	687,994
Cost of revenues:
Subscription	76,223	97,878	101,967	273,401	393,788
Sales	2,219	1,189	1,252	3,057	3,794

Total cost of revenues	78,442	99,067	103,219	276,458	397,582

Gross profit	65,451	75,250	91,821	229,770	290,412
Operating expenses:
Fulfillment	16,433	17,544	18,964	56,609	70,762
Technology and development	5,890	8,006	8,268	22,906	30,942
Marketing	28,332	32,867	46,989	98,027	141,997
General and administrative	5,749	8,020	6,815	16,287	24,740
Stock-based compensation	4,358	3,293	3,332	16,587	14,327

Total operating expenses	60,762	69,730	84,368	210,416	282,768

Operating income	4,689	5,520	7,453	19,354	7,644
Other income (expense):
Interest and other income	1,118	1,491	1,965	2,592	5,753
Interest and other expense	(57)	(13)	(353)	(170)	(407)

Income before income taxes	5,750	6,998	9,065	21,776	12,990
Provision for (benefit from) income taxes	181	52	(29,049)	181	(28,940)

Net income	$5,569	$6,946	$38,114	$21,595	$41,930

Net income per share:
Basic	$.11	$.13	$.70	$.42	$.78
Diluted	$.09	$.11	$.57	$.33	$.64
Weighted average common shares outstanding:
Basic	52,553	53,693	54,393	51,988	53,528
Diluted	63,702	66,012	66,962	64,713	65,518

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Non-GAAP net income reconciliation:
Net income	$5,569	$6,946	$38,114	$21,595	$41,930
Add back:
Stock-based compensation	4,358	3,293	3,332	16,587	14,327

Non-GAAP net income	$9,927	$10,239	$41,446	$38,182	$56,257

Non-GAAP net income per share:
Basic	$.19	$.19	$.76	$.73	$1.05
Diluted	$.16	$.16	$.62	$.59	$.86
Weighted average common shares outstanding:
Basic	52,553	53,693	54,393	51,988	53,528
Diluted	63,702	66,012	66,962	64,713	65,518

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2004	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$174,461	$212,256
Prepaid expenses	2,741	7,848
Prepaid revenue sharing expenses	4,695	5,252
Deferred tax assets	—	9,588
Other current assets	5,449	4,669

Total current assets	187,346	239,613
DVD library, net	42,158	57,032
Intangible assets, net	961	457
Property and equipment, net	18,728	40,213
Deposits	1,600	1,249
Deferred tax assets	—	20,565
Other assets	1,000	800

Total assets	$251,793	$359,929

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,775	$63,491
Accrued expenses	13,131	20,908
Deferred revenue	31,936	48,533
Current portion of capital lease obligations	68	—

Total current liabilities	94,910	132,932
Deferred rent	600	842

Total liabilities	95,510	133,774
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2004 and December 31, 2005; 52,732,025 and 54,755,731 issued and outstanding at December 31, 2004 and December 31, 2005, respectively	53	55
Additional paid-in capital	292,843	317,194
Deferred stock-based compensation	(4,693)	(1,326)
Accumulated other comprehensive loss	(222)	—
Accumulated deficit	(131,698)	(89,768)

Total stockholders’ equity	156,283	226,155

Total liabilities and stockholders’ equity	$251,793	$359,929

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2004	September 30, 2005	December 31, 2005	December 31, 2004	December 31, 2005
Cash flows from operating activities:
Net income	$5,569	$6,946	$38,114	$21,595	$41,930
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	1,727	2,424	2,616	5,871	9,134
Amortization of DVD library	20,628	24,477	24,848	80,346	96,883
Amortization of intangible assets	454	139	12	1,987	985
Stock-based compensation expense	4,358	3,293	3,332	16,587	14,327
Stock option income tax benefits	176	12	(12)	176	—
Loss on disposal of property and equipment	135	—	—	135	—
Loss on disposal of short-term investments	—	—	—	274	—
Gain on disposal of DVDs	(1,180)	(819)	(1,432)	(2,912)	(3,588)
Non-cash interest expense	11	—	—	44	11
Deferred taxes	—	—	(30,153)	—	(30,153)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(4,130)	1,401	(7,737)	(9,130)	(4,884)
Accounts payable	2,107	(12,260)	19,540	17,121	13,716
Accrued expenses	(2,709)	6,702	504	1,506	7,777
Deferred revenue	5,278	903	14,133	13,612	16,597
Deferred rent	113	90	(33)	359	242

Net cash provided by operating activities	32,537	33,308	63,732	147,571	162,977

Cash flows from investing activities:
Purchases of short-term investments	—	—	—	(586)	—
Proceeds from sale of short-term investments	—	—	—	45,013	—
Purchases of property and equipment	(6,941)	(5,429)	(12,414)	(14,962)	(30,619)
Acquisition of intangible asset	—	(481)	—	—	(481)
Acquisitions of DVD library	(23,332)	(21,939)	(29,753)	(102,971)	(113,950)
Proceeds from sale of DVDs	3,229	1,577	2,040	5,617	5,781
Deposits and other assets	(99)	(10)	716	(492)	551

Net cash used in investing activities	(27,143)	(26,282)	(39,411)	(68,381)	(138,718)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,538	3,888	5,827	6,035	13,393
Principal payments on notes payable and capital lease obligations	(107)	—	—	(436)	(79)

Net cash provided by financing activities	1,431	3,888	5,827	5,599	13,314

Effect of exchange rate changes on cash and cash equivalents	(178)	—	222	(222)	222
Net increase in cash and cash equivalents	6,647	10,914	30,370	84,567	37,795
Cash and cash equivalents, beginning of period	167,814	170,972	181,886	89,894	174,461

Cash and cash equivalents, end of period	$174,461	$181,886	$212,256	$174,461	$212,256

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$32,537	$33,308	$63,732	$147,571	$162,977
Purchases of property and equipment	(6,941)	(5,429)	(12,414)	(14,962)	(30,619)
Acquisition of intangible asset	—	(481)	—	—	(481)
Acquisitions of DVD library	(23,332)	(21,939)	(29,753)	(102,971)	(113,950)
Proceeds from sale of DVDs	3,229	1,577	2,040	5,617	5,781
Deposits and other assets	(99)	(10)	716	(492)	551

Non-GAAP free cash flow	$5,394	$7,026	$24,321	$34,763	$24,259

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended			As of / Twelve Months Ended
	December 31, 2004	September 30, 2005	December 31, 2005	December 31, 2004	December 31, 2005
Subscriber information:
Subscribers: beginning of period	2,229	3,196	3,592	1,487	2,610
Gross subscribers additions: during period	783	921	1,156	2,716	3,729
Gross subscriber additions year-to-year change	76.4%	56.1%	47.6%	72.9%	37.3%
Gross subscriber additions quarter-to-quarter sequential change	32.7%	30.3%	25.5%	—	—
Less subscriber cancellations : during period	(402)	(525)	(569)	(1,593)	(2,160)
Subscribers: end of period	2,610	3,592	4,179	2,610	4,179
Subscribers year-to-year change	75.5%	61.1%	60.1%	75.5%	60.1%
Subscribers quarter-to-quarter sequential change	17.1%	12.4%	16.3%	—	—
Free subscribers: end of period	124	169	153	124	153
Free subscribers as percentage of ending subscribers	4.8%	4.7%	3.7%	4.8%	3.7%
Paid subscribers: end of period	2,486	3,423	4,026	2,486	4,026
Paid subscribers year-to-year change	75.6%	60.3%	61.9%	75.6%	61.9%
Paid subscribers quarter-to-quarter sequential change	16.4%	10.1%	17.6%	—	—
Churn	4.4%	4.3%	4.0%	—	—
Subscriber acquisition cost - Consolidated	$36.18	$35.69	$40.65	$36.09	$38.08
Subscriber acquisition cost - U.S.	$34.64	$35.69	$40.65	$35.39	$38.08
Margins:
Gross margin	45.5%	43.2%	47.1%	45.4%	42.2%
Operating margin	3.3%	3.2%	3.8%	3.8%	1.1%
Net margin	3.9%	4.0%	19.5%	4.3%	6.1%
Expenses as percentage of revenues:
Fulfillment	11.4%	10.1%	9.7%	11.2%	10.3%
Technology and development	4.1%	4.6%	4.2%	4.5%	4.5%
Marketing	19.7%	18.9%	24.1%	19.4%	20.6%
General and administrative	4.0%	4.6%	3.5%	3.2%	3.6%

Operating expenses before stock-based compensation	39.2%	38.2%	41.5%	38.3%	39.0%
Stock-based compensation	3.0%	1.8%	1.8%	3.3%	2.1%

Total operating expenses	42.2%	40.0%	43.3%	41.6%	41.1%
Year-to-year change:
Total revenues	77.2%	23.1%	35.5%	85.9%	35.9%
Fulfillment	75.8%	16.9%	15.4%	81.0%	25.0%
Technology and development	21.7%	26.6%	40.4%	28.1%	35.1%
Marketing	94.0%	45.9%	65.9%	96.3%	44.9%
General and administrative	124.0%	94.6%	18.5%	69.9%	51.9%
Operating expenses before stock-based compensation	79.9%	38.5%	43.7%	78.3%	38.5%
Stock-based compensation	13.7%	(10.0)%	(23.5)%	54.7%	(13.6)%
Total operating expenses	72.7%	35.0%	38.8%	76.2%	34.4%